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                                                      Exhibit (23)-1
                                                      Unicom Corporation
                                                      Form 10-Q File No. 1-11375



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------



     As independent public accountants, we hereby consent to the incorporation by reference of our report in this Form 10-Q for the quarterly period ended September 30, 1996 (Report), into Unicom Corporation's previously filed prospectuses dated March 18, 1994, constituting part of Form S-4 Registration Statement File No. 33-52109, as amended (relating to Common Stock of Unicom Corporation), as further amended by Post-Effective Amendment No. 1 on Form S-8 (relating to Commonwealth Edison Company's Employee Savings and Investment Plan) and Post-Effective Amendment No. 2 on Form S-8 (relating to Unicom Corporation's Employee Stock Purchase Plan); Form S-8 Registration Statement File No. 33-56991 (relating to Unicom Corporation's Long-Term Incentive Plan), Form S-4 Registration Statement File No. 333-01003 (relating to Common Stock of Unicom Corporation), Form S-8 Registration Statement File No. 333-04749 (relating to Unicom Corporation's 1996 Directors' Fee Plan) and Form S-8 Registration Statement File No. 333-10613 (relating to Commonwealth Edison Company's Employee Savings and Investment Plan). We also consent to the application of our Report to Commonwealth Edison Company and subsidiary companies' ratios of earnings to fixed charges and ratios of earnings to fixed charges and preferred and preference stock dividend requirements for each of the twelve months ended December 31, 1995 and September 30, 1996 appearing in this Form 10-Q.



                                       ARTHUR ANDERSEN LLP




Chicago, Illinois
November 1, 1996